UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MIDWAY GAMES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MIDWAY GAMES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2007

To the Stockholders of Midway Games Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Midway Games Inc. (“Midway”). The meeting will be held on Wednesday, June 13, 2007, at 9:00 a.m. Central Time in the LaSalle Room, 21st Floor, of the Bank of America Building, 231 South LaSalle Street, Chicago, Illinois 60604, to consider and act upon the following matters:
1. To elect a board of eight (8) directors;
2. To approve the Midway Games Inc. Employee Stock Purchase Plan;
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007; and
4. To transact such other business as properly may come before the meeting or any adjournment or adjournments of the meeting.
Only stockholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at our 2007 annual meeting and any adjournments thereof. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder of Midway for any purpose germane to the annual meeting during regular business hours at our principal executive offices for the ten-day period prior to the annual meeting and will be available at the meeting.
If you are planning to attend the meeting in person, you will be required to present proper government-issued photo identification (e.g., driver’s license or passport) to enter the meeting. Packages and bags may be inspected, and packages may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These security procedures may require additional time, so please plan accordingly.
Sumner M. Redstone, directly and indirectly through National Amusements Inc. (“NAI”) and Sumco, Inc. (“Sumco”), beneficially owned a total of over 87% of our common stock as of the record date. Mr. Redstone is the controlling stockholder for each of NAI and Sumco. Mr. Redstone’s daughter, Shari E. Redstone, as President of each of NAI and Sumco, has sole authority to exercise voting rights of the common stock beneficially owned by NAI and Sumco. Mr. Redstone and Ms. Redstone have advised us that they intend to cause all of their shares to be voted in favor of each of the matters listed above. Therefore, election of all the nominees and approval of the other proposals is assured.

By Order of the Board of Directors,

Deborah K. Fulton
Senior Vice President,
Secretary and General Counsel

Chicago, Illinois
April 24, 2007

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
2006 SUMMARY COMPENSATION TABLE
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2006 OPTION EXERCISES and STOCK VESTED
DIRECTOR COMPENSATION
PROPOSAL 2: ADOPTION OF MIDWAY GAMES INC. EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS

ANNUAL MEETING OF STOCKHOLDERS
OF
MIDWAY GAMES INC.

PROXY STATEMENT

Introduction

Midway Games Inc. is furnishing this proxy statement to you in connection with our solicitation of proxies to be voted at our Annual Meeting of Stockholders. The meeting is scheduled to be held in the LaSalle Room, 21st Floor, of the Bank of America Building, 231 South LaSalle Street, Chicago, Illinois 60604, on Wednesday, June 13, 2007, at 9:00 a.m. Central Time, or at any proper adjournments. The mailing address of our principal executive offices is 2704 West Roscoe Street, Chicago, Illinois 60618.

If you properly execute and return your proxy card, it will be voted in accordance with your instructions. If you return your signed proxy but give us no instructions as to one or more matters, the proxy will be voted on those matters in accordance with the recommendations of our Board of Directors as indicated in this proxy statement. You may revoke your proxy, at any time before it is voted, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the meeting will not revoke your proxy.

This solicitation is made by Midway Games Inc. We are mailing this proxy statement and the accompanying form of proxy beginning on or about April 24, 2007, to our stockholders of record on April 16, 2007 (the “Record Date”). In addition to the solicitation of proxies by use of the mails, some of our officers, directors and other employees may also solicit proxies personally or by mail, courier, electronic mail, telephone or facsimile transmission, but they will not receive additional compensation for those services. We will ask brokerage firms, custodians, banks, nominees and other fiduciaries holding shares of our common stock in their names to forward proxy soliciting material to their principals, and we will reimburse them for their reasonable out-of-pocket expenses. There will not be any costs in connection with this solicitation, except for the costs of preparation, printing and mailing this proxy statement and our annual report to stockholders, the cost of which will be borne by Midway.

Only holders of our common stock, $.01 par value per share, of record at the close of business on the Record Date will be entitled to vote at our annual meeting or any adjournments. There were 91,389,568 shares of our common stock outstanding on the Record Date (excluding treasury shares). Each share of our common stock entitles the holder to one vote on each matter at the meeting.

Approval of Proposals

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy is required to elect directors, and the affirmative vote of a majority of our common stock present and entitled to vote is required to approve the other proposals.

As of the Record Date, Sumner M. Redstone and his related parties controlled over 87% of our outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Redstone and Shari E. Redstone have advised us that they intend to cause all the shares of our common stock beneficially owned by Mr. Redstone, NAI and Sumco to be voted in favor of each of the proposals described in this proxy statement, which will ensure the approval of each such proposal at the meeting. Ms. Redstone, as President of each of NAI and Sumco, has sole authority to exercise voting rights of the common stock beneficially owned by NAI and Sumco subject in each case to the authority of the boards of directors of those entities.

Through their ownership of our common stock, Mr. Redstone and his related parties control the outcome of corporate actions that require the approval of our stockholders, including the election of our directors, among others. Mr. Redstone serves as Executive Chairman of the board of directors of Viacom Inc. (“Viacom”) and Chairman of the board of directors of CBS Corporation (“CBS”), an affiliate of Viacom. He also serves as Chairman of the board of directors and Chief Executive Officer of NAI, the parent company of Viacom and CBS. Mr. Redstone’s daughter, Shari E. Redstone, is the Vice Chairwoman of our Board of Directors; the Non-Executive Vice Chair of both the boards of directors of Viacom and CBS; and President of both NAI and Sumco. As President of each of NAI and Sumco, Ms. Redstone has sole authority with respect to each company’s investments in our company, including sole voting and investment power with respect to shares of our common stock subject in each case to the authority of the boards of directors of those entities. Another member of our Board, Joseph A. Califano, Jr., serves on the board of directors of CBS. Mr. Califano served on the Viacom board of directors from 2003 until the split of Viacom and CBS in 2005. Another member of our Board of Directors, Robert J. Steele, currently serves as Vice President — Strategy and Corporate Development for NAI.

In public filings, Mr. Redstone reported that he engaged a financial advisor to provide services in connection with the evaluation of a possible “going private” or other transaction. In public filings, he also stated that Midway could be considered as a potential Viacom acquisition candidate. In 2004 Viacom established an Ad Hoc Committee on Electronic Games to consider any proposed transactions or business arrangements between Viacom and Midway. According to Viacom’s proxy statement for its 2006 annual meeting filed with the Securities and Exchange Commission, it dissolved the Ad Hoc Committee in connection with the separation of Viacom and CBS on December 31, 2005. Midway also has formed a special independent committee to consider any proposed transactions between Midway and Mr. Redstone or any of his affiliates, composed of three independent directors who are disinterested with respect to matters relating to Mr. Redstone and his affiliates. See “Corporate Governance — Committees of the Board of Directors” below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information as of the Record Date, except as otherwise noted in the footnotes, about persons that, to our knowledge, beneficially own more than 5% of the outstanding shares of our common stock:

	Number of Shares		Percentage of
	of Common Stock		Outstanding
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock(1)

Sumner M. Redstone	12,433,577	(2)	13.6%
200 Elm Street Dedham, MA 02026
National Amusements Inc.	22,687,479	(2)	24.8%
200 Elm Street Dedham, MA 02026
Sumco, Inc.	45,218,230	(2)	49.5%
200 Elm Street Dedham, MA 02026

(1)	Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership, of the underlying shares within 60 days. Percentage calculations are based on 91,389,568 shares outstanding on the Record Date, excluding treasury shares.

(2)	Based upon a Schedule 13D/A filed with the Securities and Exchange Commission by Sumner M. Redstone on February 7, 2007. Mr. Redstone reported direct ownership of 12,433,557 and indirect ownership through NAI (shared voting power) of 22,687,479 and Sumco (shared voting power) of 45,218,230 shares of our common stock. Mr. Redstone’s shares do not include 17,500 shares held by his wife, Paula Redstone, with respect to which shares Mr. Redstone disclaims beneficial ownership. As a result of his stock ownership in NAI and Sumco, Mr. Redstone is deemed the beneficial owner of the shares of common stock owned by NAI and Sumco.

Security Ownership of Management

The following table sets forth, as of the Record Date, information about the beneficial ownership of our common stock by each of our directors and our named executive officers and by all of our directors and executive officers as a group:

	Number of Shares of		Percentage of
	Common Stock		Outstanding
Name of Beneficial Owner	Beneficially Owned(1)		Common Stock(2)

Steven M. Allison	55,625	(3)	*
William C. Bartholomay	120,982	(3)	*
Matthew V. Booty	138,625	(3)	*
Peter C. Brown	3,999	(3)	*
Joseph A. Califano, Jr.	13,999	(3)	*
Kenneth D. Cron	3,999	(3)	*
Miguel Iribarren	87,500	(3)	*
Thomas E. Powell	67,500	(3)	*
Shari E. Redstone	67,919,289	(4)	74.3%
Ira S. Sheinfeld	95,863	(3)	*
Robert J. Steele	3,999	(3)	*
Robert N. Waxman	28,999	(3)	*
David F. Zucker	1,847,532	(5)	2.0%
Directors and Executive Officers as a Group(15 persons)	70,460,331	(6)	77.1%

*	Less than 1%

(1)	Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days. Percentage calculations are based on 91,389,568 shares outstanding on the Record Date, excluding treasury shares. No shares have been pledged as security by our directors or executive officers.

(2)	Percentage calculations are based on 91,389,568 shares outstanding on the Record Date, excluding treasury shares.

(3)	Includes 10,625; 75,612; 93,625; 3,999; 3,999; 3,999; 57,500; 22,500; 74,062; 3,999 and 20,999, shares of common stock underlying stock options for Messrs. Allison, Bartholomay, Booty, Brown, Califano, Cron, Iribarren, Powell, Sheinfeld, Steele and Waxman, respectively.

(4)	Includes 67,905,709 shares (74.3%) owned by NAI and Sumco as of the Record Date, and 3,999 shares of common stock underlying options. As a director, President and shareholder of NAI, Ms. Redstone may be deemed a beneficial owner of NAI’s shares of our common stock. Also, as President of Sumco, Ms. Redstone has voting and investment power with respect to shares of our common stock held by Sumco and therefore may be deemed a beneficial owner of Sumco’s shares of our common stock.

(5)	Includes 1,774,614 shares of common stock underlying stock options. Also includes 72,918 shares of common stock issued under a Restricted Stock Agreement between Mr. Zucker and Midway dated as of May 6, 2003, the restrictions on which lapsed on May 1, 2006.

(6)	Includes an aggregate of 2,170,782 shares of common stock underlying stock options.

PROPOSAL 1 — ELECTION OF DIRECTORS

Upon the recommendation of the Nominating Committee, the eight persons named below have been nominated for election as directors to serve until the next annual meeting of stockholders and until their respective successors are elected and shall qualify. Of our incumbent directors, all eight will stand for re-election. Shari E. Redstone is the daughter of Sumner Redstone and is President and a director of NAI, a director of Viacom and CBS and President of Sumco. Joseph A. Califano, Jr. is a director of CBS and served on the Viacom board of directors from 2003 until the split of Viacom and CBS in 2005. Robert J. Steele is the Vice President — Strategy and Corporate Development of NAI.

If any of the nominees are unable to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify on your proxy card, and may be voted for substituted nominees designated by the Board.

Name of		Director
Nominee (Age)	Position with Company; and Principal Occupation	Since

Kenneth D. Cron (50)	Chairman of the Board; Private Investor	2004
Shari E. Redstone (53)	Vice Chairwoman of the Board; Non-Executive Vice Chair of Viacom and CBS; President of NAI and Sumco	2004
William C. Bartholomay (78)	Director; Group Vice Chairman, Willis Group Holdings, Ltd.	1996
Peter C. Brown (48)	Director; Chairman of the Board, Chief Executive Officer and President, AMC Entertainment Inc.	2005
Joseph A. Califano, Jr. (75)	Director; Chairman and President, National Center on Addiction and Substance Abuse at Columbia University	2004
Ira S. Sheinfeld (69)	Director; Attorney, Hogan & Hartson L.L.P.	1996
Robert J. Steele (53)	Director; Vice President — Strategy and Corporate Development, NAI	2006
Robert N. Waxman (70)	Director; Principal, Corporate Finance Advisory	2003

Biographical Information on Nominees

William C. Bartholomay joined our Board in 1996.  Mr. Bartholomay was appointed Group Vice Chairman of Willis Group Holdings, Ltd. and Vice Chairman of its principal U.S. subsidiary, Willis North America, a global insurance broker, in August 2003. For more than five years prior to this appointment, Mr. Bartholomay served as President and a director of Near North National Group, insurance brokers in Chicago, Illinois. He is Chairman Emeritus of the board of the Atlanta Braves baseball team. Mr. Bartholomay was also a director of WMS Industries Inc. (“WMS”) until December 2005, also serving on its audit committee, and now serves WMS as Director Emeritus.

Peter C. Brown joined our Board in 2005.  Mr. Brown has been the Chairman of the board, Chief Executive Officer and President of AMC Entertainment Inc., a movie theatre company, since July 1999. Prior to that, Mr. Brown had served as the Chief Financial Officer of AMC since 1991. He is also the Co-Chairman of the board and Co-Chief Executive Officer of MovieTickets.com, Inc., an Internet movie ticketing company, together with Shari E. Redstone.

Joseph A. Califano, Jr. joined our Board in 2004. Since 1992, Mr. Califano has served as Chairman and President, National Center on Addiction and Substance Abuse at Columbia University. Mr. Califano is an adjunct professor of public health at Columbia University’s Medical School and School of Public Health, and a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano is a director of CBS Corporation (“CBS”) and Willis Group Holdings, Ltd. Mr. Califano served on the board of Viacom from 2003 until the split of Viacom and CBS in 2005. Among other distinguished government positions, Mr. Califano served as Secretary, U.S. Department of Health, Education & Welfare from 1977 to 1979 and as President Lyndon Johnson’s chief domestic advisor from 1965 to 1969. Mr. Califano is the author of eleven books.

Kenneth D. Cron joined our Board in 2004.  Mr. Cron served as interim Chief Executive Officer of Computer Associates International Inc., a management software company, from April 2004 to February 2005 and was also a director of Computer Associates International, Inc. From June 2001 to January 2004, Mr. Cron was Chairman and CEO of Vivendi Universal Games, Inc., a global leader in the publishing of online, PC and console-based interactive entertainment. Vivendi Universal Games is a division of Vivendi Universal, S.A.

Shari E. Redstone joined our Board in 2004.  Ms. Redstone has been President of National Amusements, Inc. since 2000 and served as Executive Vice President of NAI from 1994 to 2000. She is also a director of NAI. NAI, a closely held company, operates cinemas in the United States, the United Kingdom and Latin America and is also the controlling shareholder of Viacom and CBS. Ms. Redstone also serves as President of Sumco Inc., a company owned by NAI and Sumner M. Redstone. Ms. Redstone is Chairman and Chief Executive Officer of Rising Star Media, a company established in partnership with NAI to build luxury-style cinemas in Russia. Ms. Redstone is a member of the board of directors and Executive Committee for the National Association of Theatre Owners, Co-Chairman and Co-Chief Executive Officer of MovieTickets.com, Inc., and Chairman and Chief Executive Officer of CineBridge Ventures, Inc. Ms. Redstone is also the Non-Executive Vice-Chair of the board of directors of both Viacom and CBS. Ms. Redstone is the daughter of Sumner M. Redstone, our controlling stockholder.

Ira S. Sheinfeld joined our Board in 1996.  He has been a partner of the law firm of Hogan & Hartson L.L.P., and its predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York for over five years. Mr. Sheinfeld is a director of WMS.

Robert J. Steele joined our Board upon his election by our stockholders at the June 2006 annual meeting of stockholders. Mr. Steele has been Vice President — Strategy and Corporate Development of NAI since January 2004. From July 1997 to January 2004 Mr. Steele provided business consulting services to a variety of clients and was a private investor. In addition, from 1998 to 1999, Mr. Steele served as Chief Executive Officer of Adventure Entertainment, Inc. and from 2000 to 2001 he served as Chief Executive Officer of Spectrum Clubs Inc. From January 1991 to June 1997, Mr. Steele served PepsiCo in various officer positions, including President of PepsiCo Restaurants Europe and President of PepsiCo Restaurants South Pacific.

Robert N. Waxman, a CPA in public practice, joined our Board on December 31, 2003. Mr. Waxman has been a Principal of Corporate Finance Advisory, a New York-based accounting and consulting firm since 1992. Mr. Waxman was a partner of Deloitte & Touche LLP, an international accounting and consulting firm, where he served as National Director of SEC Practice and partner-in-charge of the Financial Services Programs, among other Executive and New York Practice Office positions. He was with Deloitte & Touche from 1962 to 1991. He serves on the editorial board of The CPA Journal, is an audit committee member of a large not-for-profit organization and was member of the board of directors of the New York State Society of CPAs from 2003 to 2006.

Required Vote

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the annual meeting is required to elect the directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws. The Board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics, each of which can be viewed on our Internet website at www.investor.midway.com. These documents describe the responsibilities of our directors, the organization of our Board and other key corporate governance matters. We will provide a copy of these documents to stockholders, without charge, upon written request addressed to Midway Games Inc., 2704 West Roscoe Street, Chicago, IL 60618, Attention: Investor Relations.

“Controlled Company” Exemptions.  Our common stock is listed for trading on the New York Stock Exchange. The listing standards of the New York Stock Exchange impose requirements on the board of directors and committees of listed issuers that include, among others, the following requirements:

•	A majority of the members of the board of directors must qualify as “independent” directors who have no material relationship with the issuer other than serving as a director and who meet the other requirements of independence set forth in Section 303A.02 of the listing standards of the New York Stock Exchange;

•	Issuers have a nominating and corporate governance committee (or committees that are responsible for each of these functions) composed entirely of independent directors; and

•	Issuers have a compensation committee composed entirely of independent directors.

The New York Stock Exchange permits “controlled companies” to take advantage of exemptions from the above three requirements. For these purposes, a controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. Since Mr. Redstone’s ownership of our common stock exceeds 50%, we are a controlled company. However, our Board of Directors has determined that, at present, we will not elect to take advantage of any of the above exemptions from the New York Stock Exchange listing standards.

Director Independence.  It has been our policy, and unless we elect to rely on a controlled company exemption it is a requirement of the listing standards of the New York Stock Exchange, that a majority of the members of our Board must qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our Board has adopted categorical standards to assist it in making independence determinations, as permitted by New York Stock Exchange rules. Under these standards, no director can qualify as independent unless the Board determines that the director has no material relationship with us directly or as an officer, shareholder or partner of an organization that has a relationship with us, and:

•	The director is not and has not been our employee for at least three years, and no member of the director’s immediate family is or has been our executive officer for at least three years;

•	The director has not received, and no member of his immediate family has received during any 12-month period in the last three years, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	Neither the director nor any member of his immediate family (x) is a partner or employee of a firm that is our internal or external auditor or (y) was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

•	Neither the director nor any member of his immediate family has been employed within the last three years as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; and

•	A director is not an executive officer or an employee, and no member of his immediate family is an executive officer, of a company that in any of the last three fiscal years has made payments to, or received payments from us for property or services in an amount which, in any such single fiscal year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our Board considered the following transactions that took place in 2006 with respect to its independence determinations.

Transactions with Viacom and Affiliates

Sumner M. Redstone, our controlling stockholder, is Chairman of the board and Chief Executive Officer of NAI. NAI is the parent company of both Viacom and CBS, a company spun off from Viacom late in 2005. Mr. Redstone also serves as Chairman of the board for both Viacom and CBS. Midway has historically conducted business with Viacom and companies affiliated with Viacom and Mr. Redstone. Mr. Redstone also is a controlling stockholder of Sumco, a corporation to which he transferred approximately 41% of his shares of our common stock in December 2005 and an additional 50% of his direct holdings in February 2007. Mr. Redstone’s total beneficial ownership of our common stock did not change as a result of this transaction.

In addition, three members of our Board of Directors also serve as directors or executives for either NAI or companies that NAI controls. Shari E. Redstone (Mr. Redstone’s daughter) currently serves as President and a director of NAI, as well as Vice Chair of the board for both Viacom and CBS. Mr. Redstone also formed a new holding company late in 2005, Sumco, which is owned jointly by both NAI and Mr. Redstone. Ms. Redstone also serves as President of Sumco. Also, Joseph A. Califano, Jr., a member of our Board of Directors, serves as a director of CBS. Mr. Califano also served as a director of Viacom from 2003 until the split of Viacom and CBS in 2005. Furthermore, Robert J. Steele, another member of our Board of Directors, serves as Vice President — Strategy and Corporate Development of NAI.

During 2005, we announced a strategic relationship with MTV (“MTV”) Networks, a subsidiary of Viacom, to jointly market three video game titles, and collaborate on soundtrack development for two of these titles. Under the terms of the agreement, MTV has the option to provide us with varying levels of marketing and promotional support for these video games. We may then include various agreed-upon MTV properties and trademarks within the respective video games. Also, we will be required to then pay to MTV varying levels of marketing and production costs based upon the amount of support provided by MTV, as well as royalties from game sales based upon the amount of support provided by MTV and the number of units sold and profitability of the game. L.A. RUSH, initially released in October 2005, was the first of the three titles to be released under the relationship. Selling and marketing purchases from MTV totaled $460,000 in 2006. Royalties owed to MTV based upon game sales of L.A. RUSH totaled $125,000 in 2006. At December 31, 2006, we had amounts outstanding of $125,000 due to MTV included in accounts payable.

Selling and marketing expenses incurred from advertising purchases with other Viacom affiliates totaled $3,708,000 during 2006. We also had amounts outstanding of $730,000 due to other Viacom affiliates included in accounts payable at December 31, 2006. Net revenues generated from Viacom affiliates totaled $13,000 over the same period. Amounts outstanding from Viacom affiliates totaled $13,000 at December 31, 2006.

Transactions with Willis Group Holdings Limited

William C. Bartholomay, a member of our Board of Directors, was President of Near North National Group, insurance brokers, which we retained to provide insurance brokerage services. He is currently Group Vice Chairman of Willis Group Holdings Limited and Vice Chairman of Willis North America Inc., insurance brokers which we retain to provide insurance brokerage services. We have retained these companies or their affiliates as insurance brokers and have paid premiums to obtain insurance placed by these brokers totaling in the aggregate $1,715,000, and $1,513,000 in 2006 and 2005, respectively. No amounts were owed to Willis Group Holdings Limited and affiliates or Near North National Group at December 31, 2006 or 2005.

Our Board has determined that all of the existing members of our Board of Directors meet the categorical standards and are therefore independent directors. In addition, to be nominated for election to our Board, all director candidates must satisfy the qualification standards discussed below under the heading “Nominating Committee Policies.”

Board and Committee Meetings.  During 2006, the Board held 22 meetings. Each director, other than Joseph A. Califano, Jr., attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the year.

Transactions with Related Persons, Promoters and Certain Control Persons

Our Board has reserved the responsibility for the review of transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K for itself or, in the case of proposed transactions between Midway and Mr. Redstone or any of his affiliated companies, has assigned such review to the Special Committee of Independent Directors. The Board’s and the committee’s policies and procedures in this regard are described in the following section under “— Special Committee of Independent Directors.”

Committees of the Board of Directors

To assist it in carrying out its duties, the Board has delegated specific authority to several committees. In addition, our directors, none of whom are members of management, hold regular executive sessions without management being present. Mr. Cron, the Chairman of our Board, presides at these sessions.

We have the following standing committees of the Board: Audit Committee, Nominating Committee, Corporate Governance Committee, Compensation Committee and Special Committee of Independent Directors. The Board of Directors has determined that all of the members of these committees are “independent” directors as that term is defined under the New York Stock Exchange listing standards.

The Audit Committee is established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is composed of three independent directors (as independence is defined in the New York Stock Exchange listing standards and Securities and Exchange Commission rules): Messrs. Waxman (Chairman), Brown and Steele. The Board has determined that Messrs. Brown and Waxman are each an audit committee “financial expert” as defined in Regulation S-K Item 407(d)(5)(ii). In addition, each member of our Audit Committee is financially literate, in the Board’s determination, and satisfies the definition of “independence” required of audit committee members under the New York Stock Exchange listing standards and Securities and Exchange Commission rules.

This committee meets periodically with the independent auditors and internal personnel to review and evaluate (1) the external auditor’s qualifications, performance and independence; (2) the scope of the audit including the approval of audit fees and all permitted non-audit fees and services; (3) the performance of the internal audit function; (4) the Company’s financial statements, financial disclosures and accounting principles and policies; (5) the Company’s internal control over financial reporting; and (6) the monitoring of compliance with legal and regulatory requirements. The report of this committee is set forth later in this proxy statement. During 2006, this committee held 7 meetings.

The Nominating Committee is composed of three independent directors: Ms. Redstone (Chairwoman), Mr. Califano and Mr. Cron. This committee identifies and evaluates individuals qualified to become Board members, including those recommended by stockholders, and recommends the nomination of candidates for election to the Board, as discussed in greater detail below. This committee also recommends nominees for appointment to the various committees. During 2006, this committee held 1 meeting.

The Corporate Governance Committee is composed of three independent directors: Mr. Sheinfeld (Chairman), Mr. Califano and Ms. Redstone. This committee makes recommendations regarding corporate governance policies and procedures and Board organization and oversees the annual evaluation of the Board and management. During 2006, this committee held 1 meeting.

The Compensation Committee is composed of four independent directors who are also outside directors under Section 162(m) of the Internal Revenue Code of 1986: Mr. Bartholomay (Chairman), Mr. Califano, Mr. Cron and Ms. Redstone. This committee (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other senior officers; (2) reviews periodically the succession plans relating to the Chief Executive Officer and the other senior officers; (3) evaluates the Chief

Executive Officer’s performance and, either as a committee or together with other independent directors, determines the compensation of the Chief Executive Officer; (4) makes recommendations to the Board with respect to compensation of the other senior officers; (5) administers, approves and ratifies awards under our stock option, incentive-compensation and other benefit plans, including determining the timing, pricing and amount of grants and awards to be made under the provisions of our compensation plans; and (6) revises executive employment agreements. The Compensation Committee may delegate its authority to the full extent permitted by Delaware law. The report of this committee is set forth later in this proxy statement. During 2006, this committee held 2 meetings.

Special Committee of Independent Directors.  On September 14, 2004, the Board established a special committee of independent directors to consider any proposed transactions between Midway and Mr. Redstone or any of his affiliated companies. The committee members are Messrs. Cron (Chairman), Bartholomay and Waxman. During 2006, this committee held 6 meetings.

The committee or the Board is also responsible for considering proposed transactions between Midway and related persons that may be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K. Potential related person transactions are identified based on information provided by our officers and directors and submitted to the committee for review. They may include ordinary course of business transactions, such as those between Midway and NAI or Midway and subsidiaries of Viacom, or may involve proposals regarding material corporate transactions. The committee or the Board, as the case may be, takes into account all relevant considerations in deciding whether to approve a related party transaction, including the approximate dollar amount involved, the nature of the interest of the related person, whether such proposed transactions are in the ordinary course of business and/or subject to usual trade terms and the purpose of the transaction and any potential benefits to Midway. The committee’s or the Board’s policies and procedures for the review, approval or ratification of any such transaction are not in writing but are evidenced by practice of the committee or the Board, as the case may be, in its minutes.

Committee Charters.  The Board has adopted a written charter for each of the Audit Committee, Nominating Committee, Corporate Governance Committee and Compensation Committee,each of which is available on our website at www.investor.midway.com. Additional copies of the charters are available in print without charge to any of our stockholders requesting such information by contacting us at: Midway Games Inc., 2704 West Roscoe Street, Chicago, IL 60618, Attention: Investor Relations.

Nominating Committee Policies

Our Nominating Committee charter is available on our website at www.investor.midway.com.  It describes the authority and responsibilities of the committee and its process for identifying director candidates as well as other policies and procedures.

The Process of Identifying and Evaluating Candidates for Directors

Our Nominating Committee identifies and evaluates director candidates and recommends the selection of nominees to our Board of Directors. The Board then considers the recommendation and selects the nominees. In recommending candidates for nomination for election to the Board at our annual meetings of stockholders, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the meeting, desire and are qualified to continue their service on the Board and evaluates their performance on the Board. We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.

If there are new Board positions or vacancies on the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.

The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

Qualifications of Directors

Our policy is generally to require that all candidates for director be persons of integrity and sound ethical character and judgment, have no interests that materially conflict with ours or those of our stockholders generally, have meaningful business, governmental or technical experience and acumen and have adequate time to devote to service on the Board. We have also required that a majority of directors be independent; at least three of the directors must have the financial literacy and special independence qualifications necessary for service on the Audit Committee, and at least one of these directors must qualify as an audit committee financial expert.

Stockholder Recommendation of Candidates for Election as Directors

The Nominating Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock and have had such ownership for at least one year. Submissions must be made in accordance with the committee’s procedures, as outlined below and set forth in Appendix A to this proxy statement. For each annual meeting of our stockholders, the Nominating Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The committee waives this requirement with respect to Mr. Redstone, NAI and Sumco in view of their majority ownership of our common stock. The Nominating Committee will only consider candidates who satisfy our minimum qualifications for director, as outlined above.

Procedures for Stockholder Submission of Nominating Recommendations

A stockholder wishing to recommend to the Nominating Committee a candidate for election as director must submit the recommendation in writing, addressed to the committee c/o our corporate secretary at 2704 West Roscoe Street, Chicago, Illinois 60618. Submissions recommending candidates for election at an annual meeting of stockholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the next annual meeting of stockholders is more than 30 days following or preceding the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our next annual proxy statement. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Stockholders Submitting Nominating Recommendations,” which is attached as Appendix A to this proxy statement. This includes specified information concerning the stockholder or group of stockholders making the recommendation, the proposed nominee, relationships between the recommending stockholder and the proposed nominee and the qualifications of the proposed nominee to serve as director, describing the contributions that the nominee would be expected to make to the Board. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be interviewed by the Nominating Committee, if the Nominating Committee decides in its discretion to do so.

Selection of 2007 Nominees

All of the nominees listed on the accompanying proxy card are currently serving on our Board and are standing for re-election. We did not receive any recommendations from stockholders for nominees that are required to be identified in this proxy statement.

Stockholder Communications with Directors

Stockholders may communicate with our Board of Directors, any committee of the Board or any individual director, and any interested party may communicate with our Chairman of the Board or the non-management directors of the Board, by following the procedures set forth below. Our acceptance and forwarding of communications to the directors does not imply that the directors owe or assume duties to persons submitting the communications, the duties of the directors being only those prescribed by applicable law, our By-laws or our policies adopted by the Board.

All communications should be delivered either in writing c/o Legal Department, Midway Games Inc., at 2704 West Roscoe Street, Chicago, Illinois 60618; or by e-mail to ir@midway.com. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of our securities that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication to our Chairman of the Board or to our non-management directors as an interested party, the nature of the person’s interest in us;

•	any special interest, meaning an interest not in the capacity as a stockholder of ours, of each person in the subject matter of the communication; and

•	the address, telephone number and any e-mail address of the person submitting the communication.

It is not appropriate to send, and we may decline to forward, the following types of communications to directors:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our stockholders or other constituencies generally;

•	communications that advocate our engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	advertisements, solicitations, form letters and communications that have no reasonable relevance to our business or operations.

All communications that comply with the requirements that are described here will be relayed to the person or persons to whom they are addressed. Communications addressed to directors may, at the direction of the addressees, be shared with our management.

Director Attendance at Annual Meetings

Each of our directors is expected to be present at our annual meetings of stockholders, absent exigent circumstances that prevent his or her attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. At last year’s annual meeting, six of our seven directors attended in person and our director-nominee attended in person.

EXECUTIVE OFFICERS

The following individuals were elected to serve in the capacities set forth below until the 2007 Annual Meeting of the Board of Directors and until their respective successors are elected and shall qualify.

Name	Age	Position

David F. Zucker	44	President and Chief Executive Officer
Thomas E. Powell	45	Executive Vice President — Finance, Treasurer and Chief Financial Officer
Steven M. Allison	39	Senior Vice President — Marketing and Chief Marketing Officer
Matthew V. Booty	41	Senior Vice President — Worldwide Studios
Deborah K. Fulton	43	Senior Vice President, Secretary and General Counsel
James R. Boyle	42	Vice President — Finance, Controller, Assistant Treasurer and Chief Accounting Officer
Miguel Iribarren	41	Vice President — Publishing

Biographical Information

David F. Zucker has been our President and Chief Executive Officer since May 6, 2003. Prior to that, he was President and Chief Operating Officer of Playboy Enterprises, Inc., a men’s lifestyle and adult entertainment company, from July 2002 to May 2003. From October 2000 to June 2002, he was President and Chief Executive Officer of Skillgames, LLC, and Managing Director of Walker Digital, LLC, online “pay for play” games companies. From February 1999 to September 2000, he was President and Chief Executive Officer of Diva Systems Corporation, an interactive television and information technology company. From 1988 to 1999, Mr. Zucker served in a number of executive positions for The Walt Disney Company, a global entertainment company, including Executive Publisher of Travel Agent Magazine; Manager of Current Series for ABC Television; Vice President of Programming for ESPN; and Executive Vice President of ESPN, Inc. and the Managing Director of ESPN International, Inc.

Thomas E. Powell joined us as Executive Vice President — Finance and Treasurer on April 9, 2001. In September 2001, he became our Executive Vice President — Finance, Treasurer and Chief Financial Officer. From 1997 to February 2001, Mr. Powell was employed by Dade Behring, Inc., a manufacturer of medical equipment, serving most recently as Vice President of Corporate Business Development and Strategic Planning and previously as the Vice-President — Finance for the Biology Products Group. Prior to Dade Behring, Mr. Powell held a number of finance and strategy positions with Frito-Lay, a division of PepsiCo, Inc., Bain & Company Consultants, Tenneco Inc. and Arthur Andersen & Company.

Steven M. Allison joined us as Senior Vice President — Marketing and Chief Marketing Officer on December 22, 2003. Prior to joining us, he was Vice President of Marketing and Business Development, Atari/Infogrames, a publisher, developer and distributor of video game software, from December 2001 to December 2003. Prior to that, he served as Infogrames’ Vice President of New Business Development and Production Content, from 2000 to December 2001, Vice President of Licensing and Product Planning from 1999 to 2000, and Director of Product Marketing in 1999.

Matthew V. Booty has served as our Senior Vice President — Worldwide Studios since June 6, 2005. Prior to that, he served as our Senior Vice President — Product Development since June 2004, and since June 1999, he served our wholly-owned subsidiary, Midway Amusement Games, LLC in various capacities in its product development organization, ultimately being promoted to Vice President — Product Development in June 2002.

Deborah K. Fulton has served as our Senior Vice President, Secretary and General Counsel since January 30, 2002. She served us as Vice President, Secretary and General Counsel from May 2000 to January 2002. She was employed by us as Senior Counsel from 1998 until May 2000 and by WMS as Senior Counsel from 1994 to 1998. Formerly, she was employed by the law firm of Gardner Carton & Douglas from 1988 until 1994.

James R. Boyle was appointed to the position of Vice President — Finance, Controller and Assistant Treasurer on March 10, 2005. Mr. Boyle also serves as our Principal Accounting Officer. Prior to that, he had been our Vice President — Finance and Assistant Treasurer since January 2002. Mr. Boyle was a senior manager at PricewaterhouseCoopers from July 2001 to January 2002. From 1998 to July 2001, Mr. Boyle was a manager at PricewaterhouseCoopers.

Miguel Iribarren has served as our Vice President — Publishing since July 13, 2005. He served us as Vice President, Corporate Communications and Strategic Planning from February 2002 to July 2005. Prior to joining Midway, Mr. Iribarren was a Vice President, Research for Wedbush Morgan Securities. At Wedbush, where he was employed from May 2000 to February 2002, Mr. Iribarren was responsible for research on the interactive entertainment industry. From 1994 to May 2000, Mr. Iribarren was employed by the Atlantic Richfield Corporation, an oil and gas company, in various finance and planning positions, ultimately serving as Manager, Corporate Finance.

Compensation Discussion and Analysis

Overview of the Objectives and Philosophy of the Compensation Program for our Named Executive Officers

The Compensation Committee, either as a committee or together with other independent directors as directed by the Board of Directors, is responsible for determining the compensation of the Company’s Chief Executive Officer and for making recommendations to the Board of Directors regarding the compensation of the Company’s other executive officers. This Compensation Discussion and Analysis discusses the compensation program for the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly-compensated executive officers other than the Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”).

The Company’s compensation philosophy and program is designed to provide attractive compensation packages to the Named Executive Officers so as to motivate them to devote their full energies to the Company’s business, to reward them for their services and to align the interests of the Named Executive Officers with the interests of stockholders. The Company’s compensation philosophy weighs the financial performance of the Company as a significant factor in the determination of compensation packages to the Named Executive Officers. The Company’s Named Executive Officer compensation packages are composed primarily of base salaries, annual discretionary cash bonuses, stock options and other equity awards, a 401(k) defined contribution plan and other benefits and, in the case of Mr. Zucker, a bonus on the terms provided for in his employment agreement. In establishing compensation levels, compensation paid by our principal competitors is considered to help us generally determine the competitiveness of the compensation package in relation to the interactive entertainment software industry in which we compete. Our principal competitors include Activision, Inc., Electronic Arts, THQ Inc. and Take-Two Interactive Software, Inc.

Elements of our Compensation Program

Salary

In general, the level of base salary is intended to provide appropriate basic pay to the Named Executive Officers taking into account their historical contributions to our business, each person’s unique education, skills and value, the recommendation of the Chief Executive Officer and the competitive marketplace for executive talent. In view of the fact that the Company was not profitable in 2006, no raises were given to the Named Executive Officers during 2006. Salaries paid to the Named Executive Officers during 2006 are reflected in the Summary Compensation Table.

Cash Bonus

The amount of any discretionary bonus is subjective but is generally based on the Company’s actual financial performance in the preceding year, the special contribution of the executive to this performance and the overall level of the executive’s compensation including other elements of the compensation package. The bonus under Mr. Zucker’s employment agreement is likewise designed to give effect to one or more of these factors, but weighs the financial performance of the Company as a significant factor in the determination of any bonus.

Our Named Executive Officers other than Mr. Zucker are eligible for participation in the Amended and Restated Midway Incentive Plan. Pursuant to the terms of his employment agreement, Mr. Zucker is not entitled to participate in this plan. The plan offers participants the opportunity to receive bonuses based on a combination of the following factors: (1) a percentage of each participant’s base salary determined by management; (2) the achievement of targets set by management for our financial performance; and (3) management’s evaluation of the degree to which a participant meets individual performance goals. The financial performance targets for 2006 were based upon Midway’s net income for the year as stated in Midway’s audited consolidated financial statements for such period, but excluding unusual and non-recurring or extraordinary items (net of any related tax effects) as determined by management. Even if Midway does not meet financial performance targets for years after 2005, participants in this plan may receive part of their bonus based on achieving their individual performance goals. The Compensation Committee approves the payment of any bonuses pursuant to the plan and the Board approves the payment of any bonus under Mr. Zucker’s employment agreement.

In view of the fact that the Company was not profitable in 2006, Mr. Zucker did not receive a bonus under his employment agreement, no bonuses were awarded to the Named Executive Officers under the plan and no discretionary bonuses were awarded to them during 2006.

Equity Awards

Generally, the Compensation Committee determines the size of equity awards granted to the Named Executive Officers on an individual, discretionary basis in consideration of financial corporate results and each recipient’s performance, contributions and responsibilities without assigning specific weight to any of these factors.

Stock options have been used upon hire of a Named Executive Officer. Stock options increase in value only if the Company’s common stock increases in value, terminate a short time after a Named Executive Officer leaves the employ of the Company, and therefore can be effective as a means of long-term incentive compensation.

On October 6, 2005, we granted shares of performance-based restricted stock to the Named Executive Officers. The restricted stock was issued under the 2005 Long-Term Incentive Plan (the “2005 Plan”) and was granted to the Named Executive Officers as an incentive to achieve certain financial performance targets based on the Company’s operating income for the year ending December 31, 2007. The restricted stock is restricted as to transfer until the date we file our Annual Report on Form 10-K for the year ending December 31, 2007 with the Securities and Exchange Commission. The restrictions may lapse on such date as to 50% of the shares upon the achievement of the first threshold of operating income (with the remaining 50% of the shares forfeited) or as to 100% of the shares upon full achievement of the operating income target. Further, all of the restricted stock may be forfeited on such date if the first threshold of operating income is not achieved for the year ending December 31, 2007. Since the grant is based on the achievement of certain financial performance targets for the year ending December 31, 2007, the restricted stock also will be forfeited if we cease to be subject to the reporting obligations under the Securities Exchange Act of 1934, upon certain changes in control or upon termination of employment of the person holding such restricted stock. As of April 16, 2007, the achievement of the 2007 financial targets is not deemed probable.

Since the restricted stock granted on October 6, 2005 is designed as an incentive to encourage management to achieve certain operating income for the year ending December 31, 2007, no additional equity awards were made to the Named Executive Officers in 2006.

Perquisites and Other Benefits

Neither the Named Executive Officers nor the Company’s employees are entitled to participate in any pension arrangements or receive any post-retirement health coverage or similar benefits. The Named Executive Officers are entitled to participate in the Company’s 401(k) defined contribution plan but do not receive matching contributions from the Company.

Messrs. Zucker, Powell, Booty and Iribarren and their dependants are entitled to participate in the Company’s Exec-U-Care supplemental health insurance program, which provides reimbursement for out-of-pocket medically necessary expenses not covered under the Company’s standard health insurance coverage. Exec-U-Care reimbursement is subject to annual limits for the same or related diagnoses and a lifetime maximum of $250,000 per person. The Company ceased offering Exec-U-Care to its newly-hired officers in February 2003; consequently, Mr. Allison, who joined the company in December 2003, is not eligible to participate in Exec-U-Care. No other perquisites are available to the Named Executive Officers.

Change of Control Payments

Messrs. Zucker, Powell and Iribarren are entitled to receive payments pursuant to specific change of control situations, which are more fully described under “Termination and Change of Control Arrangements”. These payments are designed to motivate Messrs. Zucker, Powell and Iribarren to devote their full energies to the Company’s business. The amount of payment and selected triggering events were determined in accordance with the Company’s past practice of providing similar benefits to other executives with similar titles, responsibilities and reporting relationships.

Compensation Consultant

The Compensation Committee used the services of an outside consultant, Pearl Meyer & Partners, to determine the number of restricted stock grants awarded to the Named Executive Officers on October 6, 2005 and the performance requirements related to those awards. The total grant to all members of management was determined by calculating approximately 1/3 of 2% of the outstanding shares of the Company at September 1, 2005. Specific grants to the Named Executive Officers were based on their individual titles, responsibilities and reporting relationship as compared to the other members of management who received awards on October 6, 2005. The performance requirements related to the awards, which continue through December 31, 2007, are described more fully under “Equity Awards”.

Neither Pearl Meyer & Partners nor any other compensation consultant provided services with respect to Named Executive Officer compensation during 2006.

Tax Considerations

The Omnibus Budget Reconciliation Act of 1993 (the “Budget Act”) generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the Named Executive Officers in excess of one million dollars per year if it is paid pursuant to qualifying performance-based compensation plans approved by stockholders. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders and may exceed one million dollars in a particular year. We will not be able to deduct these excess payments for income tax purposes. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect our compensation plans and contractual and discretionary cash compensation, taking into account, among other matters, our substantial net operating loss carryforwards.

Summary Compensation Table

The Summary Compensation Table below sets forth the compensation earned during the year ended December 31, 2006 by our Named Executive Officers. The Company has not entered into any employment agreements with the Named Executed Officers other than David F. Zucker, our President and Chief Executive Officer. Mr. Zucker’s compensation arrangements, including stock option grants and restricted stock awards, are provided for under his employment agreement and stock option agreement, both dated May 6, 2003. Mr. Zucker’s employment agreement was negotiated at arm’s length by the Compensation Committee. Among other matters, in negotiating this agreement, the compensation levels of chief executives at the Company’s principal competitors were considered. The agreement had an initial term of two years expiring May 6, 2005, and automatically renews thereafter for successive one year periods until terminated. Mr. Zucker’s equity grants under his employment and stock option agreements are described more fully at “Outstanding Equity Awards at Fiscal Year-End”.

The Named Executive Officers were not entitled to receive any payments that would be characterized as “Bonus” payments for the year ended December 31, 2006, nor were they awarded any stock or option awards.

2006 SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)

David F. Zucker	2006	600,193	—	49,583	2,451,919	—	—	11,915	3,113,610
President and Chief
Executive Officer (PEO)
Thomas E. Powell	2006	322,271	—	—	24,358	—	—	5,838	352,467
Executive Vice President —
Finance, Treasurer and Chief
Financial Officer (PFO)
Steven M. Allison	2006	290,000	—	—	53,799	—	—	—	343,799
Senior Vice President —
Marketing and Chief
Marketing Officer
Matthew V. Booty	2006	342,121	—	—	84,281	—	—	7,043	433,445
Senior Vice President —
Worldwide Studios
Miguel Iribarren	2006	240,195	—	—	24,463	—	—	7,113	271,771
Vice President
Publishing

(1)	Represents fair value of awards recognized as compensation cost during the year over the respective vesting periods of the awards. See discussion of Midway’s valuation procedures and fair value assumptions for stock option awards at Note 12 to the consolidated financial statements.

(2)	Represents payments made under our Exec-U-Care supplemental health insurance program.

Grants Of Plan-Based Awards

During the year ended December 31, 2006, no non-equity incentive plan or equity-based awards were given to the Named Executive Officers.

Outstanding Equity Awards At Year-End

On May 6, 2003, Mr. Zucker was granted ten-year non-qualified options to purchase 1,500,000 shares of our common stock at an exercise price of $3.57 per share and was issued 125,000 restricted shares of our common stock. The option covering 1,000,000 shares out of the 1,500,000 is subject to the terms of a stock option agreement dated May 6, 2003 and provides that the option may be exercised for up to 62,500 shares on or after November 1, 2004 and the remaining 937,500 shares become exercisable in ten equal quarterly installments on the first day of each February, May, August and November thereafter. The option agreement also provides that whenever we issued additional shares of our common stock prior to May 6, 2005, we would grant him an additional option (the “Additional Options”) to purchase shares of our common stock in an amount (a) equal to 3.23% of the shares so issued prior to May 6, 2004, and (b) after May 6, 2004 and until May 6, 2005, equal to the percentage of the shares so issued (but not to exceed 3.23%) determined by dividing (i) the number of shares then issuable under unexercised options held by Mr. Zucker immediately prior to the issuance by (ii) the number of outstanding shares of common stock immediately prior to the issuance. In each case, the exercise price of each Additional Option was at the closing price of our common stock on the date of issuance of the option. In no event, however could the shares subject to Additional Options exceed 2,250,000. The Additional Options were subject to the same vesting schedule as the option to purchase 1,000,000 shares. Through the May 6, 2005 term date of his option agreement, we issued options to Mr. Zucker to purchase up to 1,177,589 shares at exercise prices ranging from $2.92 per share to $12.85 per share under this provision. No additional options have been or will be issued to Mr. Zucker pursuant to this provision after May 6, 2005. The option with respect to the other 500,000 shares is subject to the 2005 Plan and is fully exercisable. The 125,000 restricted shares were issued under an agreement dated May 6, 2003, as amended. All 125,000 shares issued under this agreement have now vested.

The Outstanding Equity Awards at Fiscal Year-End Table below sets forth all outstanding equity awards at December 31, 2006 for our Named Executive Officers.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan				Market	Number of	Market or
			Awards:			Number	Value of	Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Shares or	Shares,	of Unearned
	Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Stock That	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Have Not	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Option	Have Not	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date	Vested (#)	($)	Vested (#)	Vested ($)(1)

David F. Zucker	188,347	37,621	—	2.92	5/5/2013	—	—	90,000	628,200
	900,357	187,500	—	3.57	5/5/2013	—	—	—	—
	2,355	337	—	6.27	5/5/2013	—	—	—	—
	1,460	209	—	6.53	5/5/2013	—	—	—	—
	95	14	—	6.59	5/5/2013	—	—	—	—
	413	59	—	6.70	5/5/2013	—	—	—	—
	599	86	—	7.25	5/5/2013	—	—	—	—
	350	49	—	7.38	5/5/2013	—	—	—	—
	151	22	—	7.75	5/5/2013	—	—	—	—
	47	7	—	8.10	5/5/2013	—	—	—	—
	61,774	30,887	—	8.12	5/5/2013	—	—	—	—
	29,877	14,939	—	8.30	5/5/2013	—	—	—	—
	519	75	—	8.30	5/5/2013	—	—	—	—
	271	39	—	8.61	5/5/2013	—	—	—	—
	564	81	—	8.90	5/5/2013	—	—	—	—
	1,876	269	—	9.10	5/5/2013	—	—	—	—
	68	10	—	9.11	5/5/2013	—	—	—	—
	6,961	995	—	9.21	5/5/2013	—	—	—	—
	345	50	—	9.29	5/5/2013	—	—	—	—
	28	4	—	9.36	5/5/2013	—	—	—	—
	288	42	—	9.38	5/5/2013	—	—	—	—
	23	4	—	9.39	5/5/2013	—	—	—	—
	933	134	—	9.42	5/5/2013	—	—	—	—
	1,724	247	—	9.49	5/5/2013	—	—	—	—
	48	7	—	9.57	5/5/2013	—	—	—	—

		Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan				Market	Number of	Market or
			Awards:			Number	Value of	Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Shares or	Shares,	of Unearned
	Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Stock That	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Have Not	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Option	Have Not	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date	Vested (#)	($)	Vested (#)	Vested ($)(1)

David F. Zucker	108	16	—	9.59	5/5/2013	—	—	—	—
	18	3	—	9.90	5/5/2013	—	—	—	—
	294	42	—	9.91	5/5/2013	—	—	—	—
	7,541	3,771	—	10.00	5/5/2013	—	—	—	—
	381	55	—	10.03	5/5/2013	—	—	—	—
	8,057	3,846	—	10.06	5/5/2013	—	—	—	—
	805	117	—	10.13	5/5/2013	—	—	—	—
	602	86	—	10.14	5/5/2013	—	—	—	—
	1,840	264	—	10.15	5/5/2013	—	—	—	—
	323	47	—	10.19	5/5/2013	—	—	—	—
	66	10	—	10.20	5/5/2013	—	—	—	—
	9,144	1,307	—	10.21	5/5/2013	—	—	—	—
	13,727	1,962	—	10.22	5/5/2013	—	—	—	—
	5	1	—	10.26	5/5/2013	—	—	—	—
	10,805	1,544	—	10.36	5/5/2013	—	—	—	—
	28	5	—	10.38	5/5/2013	—	—	—	—
	60	9	—	10.39	5/5/2013	—	—	—	—
	53	8	—	10.40	5/5/2013	—	—	—	—
	249	36	—	10.42	5/5/2013	—	—	—	—
	16	3	—	10.45	5/5/2013	—	—	—	—
	60	9	—	10.46	5/5/2013	—	—	—	—
	198	29	—	10.50	5/5/2013	—	—	—	—
	602	86	—	10.52	5/5/2013	—	—	—	—
	1,163	167	—	10.54	5/5/2013	—	—	—	—
	104	15	—	10.55	5/5/2013	—	—	—	—
	2,148	307	—	10.61	5/5/2013	—	—	—	—
	166	24	—	10.63	5/5/2013	—	—	—	—
	72	11	—	10.64	5/5/2013	—	—	—	—
	52	8	—	10.72	5/5/2013	—	—	—	—
	7,878	3,940	—	10.74	5/5/2013	—	—	—	—
	42	6	—	10.78	5/5/2013	—	—	—	—
	43	7	—	10.82	5/5/2013	—	—	—	—
	2,128	305	—	10.84	5/5/2013	—	—	—	—
	2,423	347	—	10.85	5/5/2013	—	—	—	—
	14,352	2,051	—	10.90	5/5/2013	—	—	—	—
	18	3	—	10.91	5/5/2013	—	—	—	—
	602	86	—	10.96	5/5/2013	—	—	—	—
	2,758	395	—	11.16	5/5/2013	—	—	—	—
	48	7	—	11.28	5/5/2013	—	—	—	—
	34	5	—	11.29	5/5/2013	—	—	—	—
	3,922	561	—	11.32	5/5/2013	—	—	—	—
	23,617	11,809	—	11.43	5/5/2013	—	—	—	—
	7,310	3,656	—	11.46	5/5/2013	—	—	—	—
	22	4	—	11.49	5/5/2013	—	—	—	—
	1,176	169	—	11.52	5/5/2013	—	—	—	—
	120	18	—	11.54	5/5/2013	—	—	—	—
	54,268	7,753	—	11.55	5/5/2013	—	—	—	—
	523	75	—	11.60	5/5/2013	—	—	—	—

		Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan				Market	Number of	Market or
			Awards:			Number	Value of	Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Shares or	Shares,	of Unearned
	Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Stock That	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Have Not	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Option	Have Not	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date	Vested (#)	($)	Vested (#)	Vested ($)(1)

David F. Zucker	12,970	6,486	—	11.61	5/5/2013	—	—	—	—
	144	21	—	11.63	5/5/2013	—	—	—	—
	665	96	—	11.66	5/5/2013	—	—	—	—
	446	65	—	11.75	5/5/2013	—	—	—	—
	222	33	—	11.79	5/5/2013	—	—	—	—
	276	40	—	11.80	5/5/2013	—	—	—	—
	90	13	—	11.83	5/5/2013	—	—	—	—
	76	11	—	11.86	5/5/2013	—	—	—	—
	12	2	—	11.87	5/5/2013	—	—	—	—
	1,249	179	—	11.89	5/5/2013	—	—	—	—
	10,215	1,461	—	11.90	5/5/2013	—	—	—	—
	185	27	—	11.98	5/5/2013	—	—	—	—
	29	5	—	11.99	5/5/2013	—	—	—	—
	97	14	—	12.03	5/5/2013	—	—	—	—
	796	114	—	12.06	5/5/2013	—	—	—	—
	2,737	391	—	12.20	5/5/2013	—	—	—	—
	96	14	—	12.25	5/5/2013	—	—	—	—
	483	69	—	12.33	5/5/2013	—	—	—	—
	829	119	—	12.40	5/5/2013	—	—	—	—
	390	56	—	12.41	5/5/2013	—	—	—	—
	327	47	—	12.45	5/5/2013	—	—	—	—
	90	13	—	12.53	5/5/2013	—	—	—	—
	1,105	158	—	12.55	5/5/2013	—	—	—	—
	2,223	318	—	12.58	5/5/2013	—	—	—	—
	580	83	—	12.59	5/5/2013	—	—	—	—
	5,192	742	—	12.61	5/5/2013	—	—	—	—
	4,968	710	—	12.63	5/5/2013	—	—	—	—
	7,796	3,899	—	12.65	5/5/2013	—	—	—	—
	5,204	744	—	12.70	5/5/2013	—	—	—	—
	991	142	—	12.85	5/5/2013	—	—	—	—
Thomas E. Powell	12,500	12,500	—	2.35	8/12/2013	—	—	45,000	314,100
	10,000	—	—	13.70	1/14/2012	—	—	—	—
Steven M. Allison	21,250	21,250	—	3.72	12/21/2013	—	—	45,000	314,100
Matthew V. Booty	50,000	—	—	9.89	6/4/2012	—	—	45,000	314,100
	37,500	12,500	—	2.35	8/12/2013	—	—	—	—
	5,000	—	—	20.00	5/8/2007	—	—	—	—
	1,125	—	—	6.50	10/31/2010	—	—	—	—
Miguel Iribarren	22,500	7,500	—	2.35	8/12/2013	—	—	30,000	209,400
	35,000	—	—	10.78	2/13/2012	—	—	—	—

(1)	Based on the closing price of our common stock on the NYSE on December 29, 2006, which was $6.98 per share.

Option Exercises and Stock Vested

The Option Exercises and Stock Vested Table below sets forth all such award activity during the year ended December 31, 2006 for our Named Executive Officers.

2006 OPTION EXERCISES and STOCK VESTED

	Option Awards		Stock Awards
			Number of	Value
	Number of		Shares	Realized on
	Shares Acquired	Value Realized	Acquired on	Vesting
Name	on Exercise (#)	on Exercise ($)	Vesting (#)	($)

David F. Zucker	200,000	2,611,774	72,918	725,534
Thomas E. Powell	—	—	—	—
Steven M. Allison	—	—	—	—
Matthew V. Booty	—	—	—	—
Miguel Iribarren	—	—	—	—

Potential Payments Upon Termination or Change-In-Control

Post-Employment Compensation

Each of the Named Executive Officers, other than David Zucker, is an employee-at-will and as such does not have an employment agreement with us. Mr. Zucker’s employment agreement is described more fully under “Summary Compensation Table” and “Termination and Change of Control Arrangements”. We do not provide pension arrangements, post-retirement health coverage, nonqualified deferred compensation, or other post-employment benefits to our Named Executive Officers, except in connection with the termination and change of control arrangements in Mr. Zucker’s employment agreement and the change of control agreements with Messrs. Powell and Iribarren, all of which are described under “Termination and Change of Control Arrangements”.

Termination and Change of Control Arrangements

Mr. Zucker

Pursuant to Mr. Zucker’s employment agreement, if the Company terminates Mr. Zucker’s employment other than for cause, death, or permanent disability, including by notifying Mr. Zucker that his employment shall end at the end of any renewal period of his employment agreement, or if Mr. Zucker resigns for good reason, then:

•	The Company shall pay Mr. Zucker, within 30 days after the date of termination, his base salary in effect at the date of termination through the date of termination, to the extent it was not already paid to Mr. Zucker; and

•	Within 30 days after the Company publicly announces its audited results for the year in which the date of termination occurs, the product of:

•	The annual bonus, if any, earned by Mr. Zucker under his employment agreement as if Mr. Zucker had remained employed for the entire year; and

•	A fraction, the numerator of which is the number of days in the applicable year, through the date of termination, and the denominator of which is 365, less any payments previously made to Mr. Zucker in respect of the annual bonus; and

•	Whether or not Mr. Zucker seeks or accepts other employment, the Company shall pay to Mr. Zucker an amount equal to two times his base salary in effect on the date of termination, which shall be payable 25% on the date of termination, and an additional 25% on each of 121 days, 242 days and 365 after the date of termination.

For purposes of Mr. Zucker’s employment agreement, “cause” means:

•	conviction of a felony, or any other crime involving fraud, dishonesty or breach of trust relating to the Company or Mr. Zucker’s employment;

•	failure and refusal to follow a reasonable direction of the Board of Directors of the Company after notice in writing of such failure or refusal and a cure period of ten days after the notice in writing;

•	commission of any dishonest or grossly negligent act which has or is reasonably likely to have a material adverse effect on the Company or its customer or trade relationships provided that such act was not taken with the approval of the Board of Directors of the Company; or

•	a breach by Mr. Zucker of any material provision of his employment agreement, after the Company has provided him with notice in writing and a cure period of ten days.

A “change of control” occurs when, at any time during Mr. Zucker’s employment under his employment agreement, or within three months following the Company’s termination of Mr. Zucker without cause or the resignation of Mr. Zucker for good reason pursuant to any of the first three bullet points under “good reason”, both of the following occur:

•	individuals who constitute the Board of Directors at May 6, 2003 or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are members of the Board at May 6, 2003 or such recommended successors cease for any reason to constitute at least a majority of such Board; and

•	Mr. Zucker is not offered the opportunity to continue as Chief Executive Officer after such a Board change on the terms of this employment agreement.

If a change of control occurs and Mr. Zucker gives written notice to the Company within 60 days after such change of control of his election to terminate his employment under his employment agreement, the Company shall pay to Mr. Zucker within 15 days after Mr. Zucker’s delivery of such notice, as severance pay and liquidated damages, in lieu of any other rights or remedies which might otherwise be available to Mr. Zucker under his employment agreement (including any right to assert a termination for good reason), and without mitigation of any kind or amount, whether or not Mr. Zucker shall seek or accept other employment, a lump sum payment equal in amount to:

•	the sum of:

•	one year’s base annual salary currently in effect; and

•	the bonus payable to Mr. Zucker, if any, for the year immediately prior to the change of control,

•	multiplied by 2.99.

The change of control payments shall be reduced by any payments made by the Company to Mr. Zucker prior to the date of the change of control if the Company terminates Mr. Zucker’s employment other than for cause, death or permanent disability, including by notifying Mr. Zucker that his employment shall end at the expiration of any renewal period of his employment agreement, or Mr. Zucker resigns for good reason, and the Company is obligated to pay to Mr. Zucker an amount equal to two times his base salary in effect on the date of termination. In addition, all unexpired options to purchase securities of the Company or restricted securities granted to Mr. Zucker before the change of control shall, if unvested, vest fully on the date of the change of control, notwithstanding any vesting provisions of such options. Any change of control payment shall be paid in full, without discount to present value.

In addition, if any change of control payment by the Company to Mr. Zucker is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Zucker shall be entitled to receive an additional payment in an amount such that the net amount retained by Mr. Zucker, after the calculation and deduction of any excise tax, shall be equal to the change of control payment less any federal, state and local income taxes. This additional payment shall be reduced by income or excise tax withholding payments made by the Company to any federal, state or local taxing authority with respect to the additional payment that was not deducted from compensation payable to Mr. Zucker.

“Good reason” means:

•	a breach by the Company of any material provision of Mr. Zucker’s employment agreement, after Mr. Zucker has provided the Company with notice in writing thereof and a cure period of ten days;

•	there has occurred any material diminution or reduction in Mr. Zucker’s duties, whether in scope or nature, or Mr. Zucker is required to report to anyone other than the Board of Directors of the Company or any committee thereof;

•	the Board of Directors elects an executive officer senior in rank to Mr. Zucker;

•	the Company’s principal place of business is moved more than 50 miles from 2704 West Roscoe Street, Chicago, Illinois and as a result of such move, Mr. Zucker’s commute to work is increased by more than 50 miles each way; or

•	a change of control occurs and within 60 days after the change of control Mr. Zucker notifies the Company of his election to terminate his employment.

“Permanent disability” means the absence of Mr. Zucker from his duties with the Company on a full-time basis for 120 consecutive business days, or for six months in any 12-month period during the term of the agreement, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to Mr. Zucker or his legal representative.

Messrs. Powell and Iribarren

Pursuant to the change of control agreements with Messrs. Powell and Iribarren, if a change of control occurs:

•	within five years of February 10, 2003; and

•	within two years after the change of control a “terminating condition” occurs,

then Mr. Powell shall be entitled to a severance amount equal to 24 months salary following his termination and Mr. Iribarren shall be entitled to a severance amount equal to 18 months salary following his termination.

For purposes of the change of control agreements with Messrs. Powell and Iribarren, a change of control occurs when individuals who constituted the Company’s Board of Directors at February 10, 2003, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are members of the Board at February 10, 2003 or such recommended successors, cease for any reason to constitute at least a majority of such Board.

Further, a “terminating condition” occurs when either:

•	the employment of Messrs. Powell or Iribarren is terminated by the Company without cause;

•	Mr. Powell or Mr. Iribarren gives Midway a written resignation from his employment after, without his consent, the business facility at which he is required to perform his duties to the Company is relocated more than 50 miles from the business location at which he is performing his duties to Midway; or

•	Mr. Powell or Mr. Iribarren gives the Company a written resignation from his employment after, without his consent, either he is placed in a position with the Company of lesser stature than his present position with the Company or he is assigned duties with the Company inconsistent with such position or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on February 10, 2003 or Mr. Powell or Mr. Iribarren is assigned by the Company performance requirements and working conditions which are a variance with the performance requirements and working conditions in effect on February 10, 2003, provided that such assigned duties, performance requirements and/or working conditions are not associated with his achieving a position of greater stature, authority and/or responsibility than his position with his present position with the Company.

If Mr. Zucker had been terminated on December 31, 2006 other than for cause, death, or permanent disability or if Mr. Zucker had resigned in 2006 for good reason, he would have been able to receive the payments set forth in the column under the heading “Involuntary Not for Cause or Voluntary for Good Reason Termination”. If Mr. Zucker had been notified on May 1, 2006 that his employment agreement would not be renewed on May 6, 2006, he would have been able to receive the payments set forth in the column under the heading “Involuntary Not for Cause or Voluntary for Good Reason Termination”. If Mr. Zucker’s, Mr. Powell’s or Mr. Iribarren’s employment had been terminated on December 31, 2006 pursuant to a change of control each would have been eligible to receive the payments set forth in the column under the heading “Termination Pursuant to Change in Control”.

Potential Payments to Officers under Existing Employment or Retention Agreements

Mr. Zucker

The following table shows the payments that David F. Zucker, Midway’s President and Chief Executive Officer, would have received had a termination or a change of control occurred on December 31, 2006.

	Involuntary Not for Cause
	or Voluntary for Good	Termination Following a
Type of Payment	Reason Termination	Change of Control

Salary	$1,200,000	$1,794,000
Bonus(1)	—	—
Stock Options(2)	—	848,000
Restricted Shares(3)	—	628,200

Total	$1,200,000	$3,270,200

(1)	Mr. Zucker is eligible to receive the pro-rata portion of the annual bonus payable to him in the year immediately prior to his termination or notification that his employment agreement would be not be renewed. However, no bonus was declared or approved for Mr. Zucker for 2006.

Mr. Zucker is also eligible to receive a sum equal to 2.99 times the bonus payable to him in the year immediately prior to change in control. However, no bonus was declared or approved for Mr. Zucker for 2006.

(2)	Represents the grant date fair value of all unvested options granted to Mr. Zucker that will vest subsequent to December 31, 2006. The total intrinsic value of Mr. Zucker’s unvested options at December 31, 2006 approximated $792,000 based upon the December 29, 2006 closing price of $6.98 per share of Midway’s common stock.

(3)	Represents the value of Mr. Zucker’s 90,000 unvested performance-based shares at December 31, 2006 based upon the December 29, 2006 closing price of $6.98 per share of Midway’s common stock.

Mr. Powell

The following table shows the payments that Thomas E. Powell, Midway’s Executive Vice President — Finance, Treasurer and Chief Financial Officer, would have received had a termination following a change of control occurred on December 31, 2006.

Termination Following a
Type of Payment	Change of Control

Salary(1)	$642,720
Other	—

Total	$642,720

(1)	Represents continued payment to Mr. Powell of his base annual salary as of December 31, 2006 for a period of 24 months.

Mr. Iribarren

The following table shows the payments that Miguel Iribarren, Midway’s Vice President — Publishing, would have received had a termination following a change of control occurred on December 31, 2006.

Termination Following a
Type of Payment	Change of Control

Salary(1)	$360,000
Other	—

Total	$360,000

(1)	Represents continued payment to Mr. Iribarren of his base annual salary as of December 31, 2006 for a period of 18 months.

Non-Employee Director Compensation Table

The Company’s Board of Directors is comprised solely of non-employee directors who receive a combination of cash payment, equity-based compensation and benefits as shown in the table below for the year ended December 31, 2006.

DIRECTOR COMPENSATION

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)	($)	Earnings	($)(2)	($)

William C. Bartholomay	60,780	—	63,551	—	—	—	124,331
Peter C. Brown	64,780	—	63,551	—	—	—	128,331
Joseph A. Califano, Jr.	63,780	—	63,551	—	—	—	127,331
Kenneth D. Cron	248,250	—	63,551	—	—	10,440	322,241
Shari E. Redstone	58,280	—	63,551	—	—	—	121,831
Ira S. Sheinfeld	57,280	—	63,551	—	—	—	120,831
Robert J. Steele	34,780	—	63,551	—	—	—	98,331
Robert N. Waxman	70,780	—	63,551	—	—	14,774	149,105

(1)	Represents 12,000 option shares awarded to each director on September 6, 2006 with a grant date fair market value of approximately $5.29. These options vested one-third immediately upon grant and an additional one-third upon each of the first and second anniversaries of the grant date.

(2)	Represents payments made under our Exec-U-Care supplemental health insurance program.

The Compensation Committee of the Board of Directors reviews the level of compensation of the Company’s non-employee directors from time to time. To determine the appropriate level of compensation for the non-employee directors, the Compensation Committee has reviewed publicly available data describing non-employee director compensation at our principal competitors.

In 2006, the Company paid a fee of $45,000 per year to each of the non-employee directors. The Company paid the Chairman of the Board of Directors an additional fee of $48,000 per year, which was increased to $300,000 per year for the period June 1, 2006 through May 31, 2007. The Chairman is also eligible to receive an aggregate annual bonus of up to $300,000 during the same period based upon his achievement of certain objectives as set forth by the Board of Directors, which bonus was awarded to him on March 22, 2007. From time to time, the Board may determine to make bonus payments to one or more directors in recognition of their individual efforts as directors. On March 22, 2007, our Board of Directors also approved bonus payments for director services, payable immediately, to each of Shari E. Redstone and Robert J. Steele in the amount of $250,000 and $150,000 respectively. A director who serves as the Chairman of the

Special Committee of Independent Directors or Nominating Committee of our Board of Directors receives a further fee of $2,500 per year for his or her services in that capacity, and each other member of those Committees receives an additional fee of $1,000 per year. The Company paid the Chairman of the Compensation Committee an additional fee of $2,500 per year, which was increased effective June 22, 2006 to $17,500 per year, and each other member of that Committee receives an additional fee of $1,000 per year. A director who serves as the Chairman of the Corporate Governance Committee of the Board receives a further fee of $7,500 per year for his or her services in that capacity, and each other member of that Committee receives an additional fee of $5,000 per year. A director who serves as the Chairman of the Audit Committee of the Board receives a further fee of $20,000 per year for his or her services in that capacity, and each other member of that committee receives an additional fee of $15,000 per year. Our directors may also receive options to purchase shares of common stock under our 2005 Plan, and were each granted an option to purchase 12,000 shares of the Company’s common stock on September 6, 2006. These options vested one-third immediately upon grant and an additional one-third upon each of the first and second anniversaries of the grant date.

Our directors who are not also directors of WMS are eligible to receive reimbursement for health insurance costs under our Exec-U-Care supplemental health care insurance program. In 2006, we paid the following amounts for current directors under this program: $10,440 to Kenneth D. Cron and $14,774 to Robert N. Waxman.

Compensation Committee Interlocks and Insider Participation

Throughout 2006, Messrs. Bartholomay (Chairman) and Cron and Ms. Redstone served on our Compensation Committee, and Mr. Califano joined the Committee on June 22, 2006. No member of our Compensation Committee is or was an employee or officer of Midway, and no officer, director or other person had any relationship required to be disclosed under this heading.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s Proxy Statement related to the Company’s 2007 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

Compensation Committee
William C. Bartholomay, Chairman
Joseph A. Califano, Jr.
Kenneth D. Cron
Shari E. Redstone

PROPOSAL 2: ADOPTION OF MIDWAY GAMES INC. EMPLOYEE STOCK PURCHASE PLAN

At the annual meeting, stockholders will be asked to approve the Midway Games Inc. Employee Stock Purchase Plan (the “Plan”), which was approved by our Board of Directors on January 5, 2007. The Board and Compensation Committee (the “Committee”) believe that attracting and retaining employees of high quality has been and will continue to be essential to our growth and success. The Plan will assist us in providing our employees the opportunity to participate in the ownership of the company by permitting eligible employees to purchase shares of our common stock at below-market prices.

Reasons for Stockholder Ratification

The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) so that participants receive the favorable tax treatment described below under the heading “United States Federal Income Taxation Consequences.” Stockholder

approval within 12 months before or after the Plan’s adoption by the Board is necessary in order for the Plan to be qualified under Section 423 of the Code.

Description of the Midway Games Inc. Employee Stock Purchase Plan

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Appendix B.

Eligibility/Enrollment.  Employees whose customary employment is for more than 20 hours per week and five months per year are eligible to participate in the Plan upon their individual election. Presently, approximately 845 employees are eligible to participate in the Plan. An employee must be eligible as of the first day of a purchase period to participate in the Plan for that purchase period. An eligible employee may enroll in the Plan by telephoning the plan recordkeeper or enrolling through the plan recordkeeper’s website.

Limitations on Eligibility.  An eligible employee may not purchase stock under the Plan if such acquisition would cause the employee to own 5% or more of the total combined voting power or value of all classes of stock of Midway or any subsidiary company. In addition, an eligible employee may contribute up to 50% (but not to exceed $10,000) of his or her total compensation through payroll deduction, provided that such employee may not purchase stock under the Plan at a rate which exceeds $25,000 of fair market value during a calendar year.

Purchase Periods.  A purchase period is a six-month period beginning on each March 15 and September 15.

Purchase Price.  The purchase price per share of common stock for any purchase period shall be 85% of the closing transaction price of a share of common stock as reported on the New York Stock Exchange on the last day of the purchase period. On April 16, 2007, the fair market value per share of our Common Stock was $7.17.

Suspension and Termination of Participation.  An eligible employee may elect at any time, in accordance with rules established by the Plan administrator, to suspend his or her participation in the Plan. Upon a suspension of participation, the employee’s payroll deductions will stop and the employee may elect to receive a refund of the cash amount credited to the employee’s purchase account. If the employee does not elect to receive a refund of the cash amount in the employee’s purchase account, that amount will be used to purchase shares of common stock on the next purchase date. If the employee elects to suspend participation in the Plan, the employee will be permitted to resume participation in the next purchase period by making a new request to participate.

The employee’s participation in the Plan will automatically terminate upon his or her death or termination of employment with a participating employer or when the employee no longer satisfies the eligibility conditions under the Plan. If the employee’s participation stops, Midway will deliver to the employee or the employee’s legal representative the cash and shares of common stock credited to the employee’s purchase account.

If the employee makes a hardship withdrawal from his or her 401(k) retirement plan, the employee’s payroll deductions under the Plan will be automatically suspended for a period of six months from the date of withdrawal. The balance of the employee’s purchase account will be used to purchase shares of common stock on the next purchase date, unless the employee elects to receive the cash credited to his or her purchase account. At the end of this six-month period, the employee may resume payroll deductions.

If the employee terminates active service with a participating employer due to an approved leave of absence, such as short-term disability, the employee will continue participating in the plan until the employee elects to suspend plan participation or until the first day of the next purchase period, whichever is earlier.

Termination or Amendment of the Plan.  The Company, by action of the Board, may terminate the Plan at any time. Without any action being required, the Plan shall terminate in any event when the maximum number of shares of common stock to be sold under the Plan has been purchased. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants. The Company, by action of the Board, may amend the Plan from time to time in any respect for any reason; provided, however, that no such amendment shall increase the maximum number of shares of common Stock which may be purchased under the Plan unless such increase is approved by the stockholders of the Company.

Shares Reserved Under the Plan.  There are 3,000,000 shares of our common stock, par value $0.01 per share, reserved for issuance under the Plan.

Administration of the Plan.  The Plan shall be administered by the Committee, or by any person, entity or committee to whom it may delegate any of its responsibilities and powers.

Changes in the Company’s Capital Structure.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of common stock other than a regular cash dividend, the maximum number and class of securities which may be purchased under the Plan and the purchase price per security shall be appropriately adjusted by the Board, which shall be final, binding and conclusive.

Merger or Other Corporate Change.  In the event of a merger or other transaction involving Midway in which shares of common stock are exchanged for stock, securities, cash or other property, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period and refund all amounts credited to each participant’s purchase account.

United States Federal Income Taxation Consequences.  Under Section 423 of the Code, the purchase of shares under the Plan by an employee will not cause the employee to realize taxable income in the year of the purchase; however the employee will realize taxable income upon the disposition of such shares. If an employee disposes of shares on or after the two year anniversary of their purchase, (a) the lesser of (i) the excess of the fair market value of the shares on the purchase date over the purchase price, and (ii) the excess of the fair market value of the shares on the date of the disposition over the purchase price, will be treated as ordinary income, and (b) any additional gain or loss realized on the disposition will be treated as a long-term capital gain or loss, as appropriate. In the event of an employee’s death, the consequences described in the preceding sentence will apply to the employee’s estate, regardless of the time passed since the purchase of the shares. If an employee disposes of shares less than two years following their purchase, (a) the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and (b) any additional gain or loss will be treated as (i) a long-term capital gain or loss, as appropriate, if shares are sold more than 12 months after their purchase date, or (b) a short-term capital gain or loss, as appropriate, if shares are sold within 12 months of their purchase date. If an employee disposes of shares less than two years following their purchase, his or her employer will be entitled to a deduction in the amount the employee realizes as ordinary income, but the employer will not be entitled to a deduction if the employee holds the shares for two years following their purchase.

The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal is required for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MIDWAY GAMES INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We propose that the stockholders ratify the appointment by our Audit Committee of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2007. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young LLP will have the opportunity to make a statement at the meeting if they desire to do so.

Fees of Independent Registered Public Accounting Firm

Ernst & Young LLP served as our independent auditors for the years ending December 31, 2006 and 2005. Aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of 2006 and 2005 and for other professional services billed in 2006 and 2005, were as follows:

	Years Ended
	December 31,
	2006	2005

Audit Fees(1)	$925,000	$1,213,000
Audit-Related Fees(2)	22,000	40,000
Tax Fees	—	50,000
All Other Fees	—	—

Total	$947,000	$1,303,000

(1)	Comprised of the audit of our annual consolidated financial statements, internal control attestation services required to comply with the requirements of the Sarbanes-Oxley Act, review of financial statements included in our Form 10-Qs and other services provided by the accountant in connection with statutory and regulatory filings.

(2)	Comprised of 401(k) plan audit procedures and various other services.

Pre-approval Policies and Procedures

Consistent with the Securities and Exchange Commission requirements regarding auditor independence, our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor. Under the policy, the Audit Committee, or a designated member thereof, must pre-approve non-audit services prior to the commencement of the specified service. The approval by any member of the Audit Committee must be presented to the full Audit Committee at the next regularly scheduled Audit Committee meeting. Our independent auditors verify to our Audit Committee annually that they have not performed and will not perform any prohibited non-audit services.

Percentage of Services Approved Under S-X Rule 2-01(c)(7)(i)(C)

None.

The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal is required for ratification of the selection of our independent registered public accounting firm. Ratification by the stockholders of the appointment of independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy did not approve the selection of Ernst & Young LLP at the meeting, the selection of the independent registered public accounting firm would be reconsidered. However, Mr. Redstone and Ms. Redstone have indicated to us that they will vote in favor of this proposal, so its passage is assured.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Midway is composed of three independent directors and operates under a written charter adopted by the Board of Directors. On June 22, 2006, Messrs. William C. Bartholomay and Joseph A. Califano, Jr. concluded their service to the Audit Committee and Mr. Steele was elected to the committee.

Management is responsible for Midway’s internal accounting controls, assessing the effectiveness of internal controls over financial reporting and the preparation of financial statements. Midway’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing audits of (a) Midway’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), (b) Midway’s internal control over financial reporting, and (c) management’s assessment of the effectiveness of internal control over financial reporting, and issuing audit reports thereon. The Audit Committee’s responsibility is to monitor, review and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed Midway’s audited consolidated financial statements for the year ended December 31, 2006, its internal control over financial reporting and management’s assessment thereof with both management and Midway’s independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, Securities and Exchange Commission rules and other professional standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is consistent with maintaining auditor independence.

Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Midway’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee of the Board of Directors:

Robert N. Waxman (Chairman)
Peter C. Brown
Robert J. Steele

OTHER MATTERS

Stockholder Proposals

As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

We must receive any stockholder proposals of matters to be acted upon at our 2008 Annual Meeting of Stockholders on or before December 25, 2007 to consider including them in our proxy materials for that meeting. Further, if any stockholders wish to recommend nominations to be considered by our Nominating Committee prior to our 2008 annual meeting, such recommendations must be made following the procedures described above under “Nominating Committee Policies” and in Appendix A to this proxy statement.

In order for a stockholder proposal or nomination to be acted upon at an annual meeting, notice of stockholder proposals must be delivered to us between 60 and 90 days prior to the annual meeting (or, if no public disclosure of the date of the meeting has been made at least 70 days before the meeting, then not more than ten days after such disclosure). The notice must contain the information required under Article I, Section 13 of our By-laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, or written representations from the reporting persons that no Form 5 was required for those persons, we believe that, during 2006, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Voting Procedures

We will appoint inspectors of election to tabulate the number of shares of common stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the outcome of the vote. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Therefore, abstentions will have the effect of a vote against each proposal, but broker non-votes will have no effect on the vote for or against each proposal. In addition, under New York Stock Exchange rules, with respect to any proposal that is a prerequisite to listing of additional or new securities, the total vote cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal. Since Mr. Redstone and his related parties control a majority of our outstanding voting shares, their vote will decide each proposal. The term “broker non-votes” commonly refers to shares held in street name for customers, where the broker does not have authority under New York Stock Exchange rules to vote on its own initiative on particular items, and the broker has not received instructions from the beneficial owners. At the annual meeting, brokers will have the authority to vote on both proposals.

How to Obtain Our Annual Report on Form 10-K

We will provide without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules, to each of our stockholders of record on April 16, 2007 and each beneficial owner of our common stock on that date, upon receipt of a written request mailed to our offices, 2704 West Roscoe Street, Chicago, IL 60618, Attention: Geoffrey M. Mogilner, Director — Investor Relations. In the event that exhibits to the Forms 10-K are requested, a reasonable fee will be charged for reproduction of the exhibits. Please note that you can view and print our recent Forms 10-K, including exhibits, on our website at www.investor.midway.com or at the Securities and Exchange Commission’s website at www.sec.gov. Requests from beneficial owners of common stock must set forth a good faith representation as to their ownership.

Whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed envelope. No postage need be affixed if mailed in the United States. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

DEBORAH K. FULTON
Senior Vice President,
Secretary and General Counsel

Chicago, Illinois
April 24, 2007

APPENDIX A

Procedures for Stockholders Submitting Nominating Recommendations

1. Stockholders Entitled to Make Submissions.  The Nominating Committee of our Board of Directors will accept for consideration submissions from stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock and have had such ownership for at least one year. Acceptance of a recommendation for consideration does not imply that the Committee will nominate the recommended candidate.

2. Manner and Address for Submission.  All stockholder nominating recommendations must be in writing, addressed to the Nominating Committee care of our corporate secretary at our principal headquarters, 2704 West Roscoe Street, Chicago, Illinois 60618. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.

3. Information Concerning the Recommending Stockholders.  A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•	If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and the statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

4. Information Concerning the Proposed Nominee.  A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of our securities); and

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between us and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us).

5. Relationships Between the Proposed Nominee and the Recommending Stockholder.  The nominating recommendation must describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination.

6. Other Relationships of the Proposed Nominee.  The nominating recommendation shall describe all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with interests regarding us.

7. Qualifications of the Proposed Nominee.  The recommending stockholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the

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Nominating Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance.

8. Ability to Represent All Stockholders.  The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of ours.

9. Consent to be interviewed by the Committee and, if nominated and elected, to serve.  The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of ours.

10. Timing for Submissions Regarding Nominees for Election at Annual Meetings.  A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by us, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of stockholders for the current year.

11. Stockholder Groups.  If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

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APPENDIX B

MIDWAY GAMES INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.  The purpose of the Midway Games Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of Midway Games Inc., a Delaware corporation (the “Company”), and its Subsidiary Companies (as defined below) that are designated to participate in the Plan the opportunity to participate in the ownership of the Company and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, $.01 par value, of the Company (“Common Stock”) at below-market prices. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of the Plan, the term “Subsidiary Companies” shall mean all corporations which are subsidiary corporations (within the meaning of section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, are designated by the Company to participate in the Plan are sometimes hereinafter called collectively the “Participating Companies.”

2. Eligibility.  Participation in the Plan shall be open to each employee of a Participating Company who has satisfied each of the following conditions (an “Eligible Employee”):

(a) such employee’s customary employment is for more than 20 hours per week; and

(b) such employee’s customary employment is for more than five months per calendar year.

No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3).

No Eligible Employee shall acquire a right to purchase Common Stock hereunder if immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code or which the employee may purchase under outstanding options (including the right to purchase Common Stock under the Plan)).

Notwithstanding anything herein to the contrary, each Eligible Employee’s right to purchase Common Stock hereunder shall be restricted so that no Eligible Employee’s right to purchase Common Stock under all employee stock purchase plans qualified under section 423 of the Code and maintained by the Company or any of its Subsidiary Companies accrues at a rate which exceeds $25,000 of Fair Market Value (determined as of the date on which the options under each such plan are considered granted pursuant to section 423 of the Code) (or such other amount as may be specified under section 423 of the Code) for a calendar year.

3. Effective Date of Plan; Purchase Periods.  The Plan shall become effective on March 1, 2007. The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board of Directors of the Company (the “Board”), it has been approved by the stockholders of the Company. If the votes received from the stockholders of the Company are insufficient to approve the Plan, the Plan shall automatically terminate pursuant to Section 8, and the cash, if any, credited to each participant’s Purchase Account shall be distributed to such participant as soon as administratively practicable after the Company certifies the results of such stockholder vote.

Eligible Employees shall be permitted to purchase shares of Common Stock as soon as practicable after the end of each six-month Purchase Period during the term of the Plan. A “Purchase Period” under the Plan shall be each six-month period beginning March 15 or September 15.

4. Basis of Participation; Payroll Deductions.  Subject to compliance with applicable rules prescribed by the Committee, as defined in Section 12, each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such Eligible Employee has satisfied the eligibility requirements in Section 2 of the Plan.

To enroll in the Plan, an Eligible Employee shall make a request to the Company or its designated agent at the time and in the manner specified by the Committee, specifying the amount of payroll deduction to be applied to the Compensation (as defined below) earned by the employee during each payroll period during the Purchase Period. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage, not more than 50%, of a participant’s Compensation or, if permitted by the Committee, a dollar amount; provided, however, that in no case shall the aggregate deductions from a participant’s Compensation in a Purchase Period exceed $10,000, or such other amount as may be determined by the Committee. Subject to compliance with applicable rules prescribed by the Committee, the request shall become effective on the first day of the Purchase Period following the election period during which the Company or its designated agent receives such request. For purposes of the Plan, a participant’s “Compensation” shall mean such participant’s base salary, bonus, commissions, royalties, and overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under section 125 of the Code. For the avoidance of doubt, Compensation shall exclude any other form of remuneration not listed above, including fringe benefits, severance pay, stay-on bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

Payroll deductions shall be made for each participant in accordance with such participant’s request until such participant’s participation in the Plan terminates, such participant’s payroll deductions are suspended, such participant’s request is revised or the Plan terminates, all as hereinafter provided.

Following his or her enrollment in the Plan, a participant may change the amount of his or her payroll deduction effective as of the first day of any Purchase Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. A participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Purchase Period, except that a participant may elect to suspend his or her payroll deductions under the Plan as provided in Section 7.

Payroll deductions for each participant shall be credited to a purchase account established on behalf of the participant on the books of the participant’s employer or such employer’s designated agent (a “Purchase Account”). As soon as practicable following the end of each Purchase Period, the amount in each participant’s Purchase Account will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

5. Purchase Price.  The purchase price (the “Purchase Price”) per share of Common Stock hereunder for any Purchase Period shall be 85% of the Fair Market Value of a share of Common Stock on the last day of such Purchase Period. If such sum results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. For purposes of the Plan, the “Fair Market Value” of a share of Common Stock on a given day shall be the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock.

6. Purchase Accounts and Issuance of Shares.  The Common Stock purchased by each participant shall be posted to such participant’s Purchase Account as soon as practicable after, and credited to such participant’s Purchase Account as of, the last day of the Purchase Period with respect to which the Common Stock was purchased. Except as provided in Section 7 and Section 8, a participant (or his or her legal representative, as appropriate) will be issued his or her shares when his or her participation in the Plan is terminated pursuant to Section 7(b), the Plan is terminated or upon request, but, in the last case, only in whole shares.

After the close of each Purchase Period, information will be made available to each participant regarding the entries made to such participant’s Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

7. Suspension and Termination of Participation.  (a) Suspension of Payroll Deductions. A participant may elect at the time and in the manner specified by the Committee to suspend his or her participation in the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension of participation with respect to the Purchase Period for which such suspension is to be effective. Upon any suspension of participation, the participant’s payroll deductions shall cease, and if the participant elects, the cash credited to such participant’s Purchase Account on the date of such suspension shall be delivered as soon as practicable to such participant. If the participant does not elect to receive such cash, such cash shall be applied to the purchase of shares of Common Stock, as described in Sections 4, 5 and 6 hereof. A participant who elects to suspend participation in the Plan shall be permitted to resume participation in the next following Purchase Period by making a new request to participate at the time and in the manner described in Section 4 hereof.

(b) Termination of Participation. If the participant dies, terminates employment with the Participating Companies for any reason, including a termination due to disability or retirement, or otherwise ceases to be an Eligible Employee, such participant’s participation in the Plan shall immediately terminate. Upon such terminating event, the cash credited to such participant’s Purchase Account on the date of such termination shall be delivered as soon as practicable to such participant or his or her legal representative, as the case may be, and the number of full shares of Common Stock held for his or her benefit, and a cash payment equal to the Fair Market Value of any fractional share so held, shall be delivered to the participant or his or her legal representative, as the case may be, as soon as practicable after such termination.

(c) Suspension Upon 401(k) Hardship Withdrawal. If a participant makes a hardship withdrawal from any retirement plan with a cash or deferred arrangement qualified under section 401(k) of the Code, which plan is sponsored, or participated in, by the participant’s employer, such participant’s payroll deductions under the Plan shall be automatically suspended until the first day of the Purchase Period that begins at least six months after the date of such hardship withdrawal. The balance of such participant’s Purchase Account shall be applied to purchase shares of Common Stock on the next purchase date, except to the extent the participant elects to receive the cash credited to his or her Purchase Account in accordance with Section 7(a). After the expiration of such suspension, the participant may resume his or her payroll deductions in accordance with Section 4.

(d) Leaves of Absence. A participant who ceases active service with the Participating Companies by reason of an approved leave of absence, including a leave of absence due to a short-term disability, shall continue participating in the Plan until the earlier of (i) the date such participant elects to suspend his or her participation in accordance with Section 7(a) or (ii) the first day of the next Purchase Period, if the participant has not resumed active service with a Participating Company on or before such day.

8. Termination or Amendment of the Plan.  The Company, by action of the Board, may terminate the Plan at any time, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 13) has been purchased. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants.

Upon termination of the Plan, the number of full shares of Common Stock held for each participant’s benefit and a cash payment equal to the Fair Market Value of any fractional share so held shall be delivered to such participant as soon as practicable after the Plan terminates, and, except as otherwise provided in Section 15, the cash, if any, credited to such participant’s Purchase Account, shall also be distributed to such participant as soon as practicable after the Plan terminates.

The Company, by action of the Board, may amend the Plan from time to time in any respect for any reason; provided, however, that no such amendment shall increase the maximum number of shares of Common Stock which may be purchased under the Plan unless such increase is approved by the stockholders of the Company in accordance with section 423 of the Code.

9. Non-Transferability.  Rights acquired under the Plan are not transferable and may be exercised only by a participant.

10. Stockholder’s Rights.  No Eligible Employee or participant shall by reason of the Plan have any rights of a stockholder of the Company until he or she shall acquire a share of Common Stock as herein provided.

11. No Right to Continued Employment.  Nothing in the Plan shall impose an obligation on any Participating Company to continue the employment of a participant or shall lessen or affect a Participating Company’s right to terminate the employment of a participant at any time for any reason.

12. Administration of the Plan.  The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, each participant and each other employee of the Company. The Committee may delegate to any committee, person (whether or not an employee of a Participating Company) or entity any of its responsibilities or duties hereunder. The Plan shall be interpreted and administered so as to ensure that all participants have the same rights and privileges, as provided by section 423(b)(5) of the Code.

13. Maximum Number of Shares.  The maximum number of shares of Common Stock which may be purchased under the Plan is 3,000,000, subject to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, shares purchased in the open market (on an exchange or in negotiated transactions) or any combination thereof.

14. Changes in the Company’s Capital Structure.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of securities which may be purchased under the Plan and the purchase price per security shall be appropriately adjusted by the Board. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded.

15. Merger or Other Corporate Change.  In the event of a merger or other transaction involving the Company in which shares of Common Stock are exchanged for stock, securities, cash or other property, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period and refund all amounts credited to each participant’s Purchase Account. If the Board shortens the Purchase Period then in effect, the Company shall make its best efforts to notify each participant of such change at least 10 business days prior to the new purchase date, and allow participants to elect to receive the cash credited to their Purchase Accounts in accordance with Section 7(a).

16. Designation of Beneficiary.  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the last day of a Purchase Period but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the last day of a Purchase Period. If a participant is married and the designated beneficiary is not the participant’s spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All beneficiary designations shall be in such form and manner as the Company may designate from time to time.

17. Notices.  Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent in the manner specified by the Committee and, subject to any limitations specified in the Plan, shall be effective when so delivered and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered.

18. Compliance with Statutes and Regulations.  The Plan, and the Company’s obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the sole discretion of the Company, be required or desirable.

19. Governing Law.  The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

20. International Participants.  To the extent permitted under section 423 of the Code, without the amendment of the Plan, the Committee may provide for the participation in the Plan by Eligible Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Participating Companies operate or have employees.

MIDWAY GAMES INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     THE UNDERSIGNED, revoking all previous proxies, hereby appoints DAVID F. ZUCKER, DEBORAH K. FULTON and THOMAS E. POWELL, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of common stock of Midway Games Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 13, 2007 and at all adjournments thereof.
     The shares represented by this Proxy will be voted in accordance with the specifications made by the undersigned upon all of the following proposals, more fully described in the accompanying Proxy Statement. If no instructions are given by the undersigned, the shares represented by this Proxy will be voted “FOR” the election of the nominees for directors designated by the Board of Directors in proposal 1, “FOR” proposal 2 and “FOR” proposal 3.

(Continued and to be signed on reverse side)

MIDWAY GAMES INC.
6201 15th Avenue
Brooklyn, New York 11219-9821
PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.
Votes must be indicated (x) in Black or Blue ink. ☑
1.	Election of eight (8) Directors.

FOR all nominees listed except as marked ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	*EXCEPTIONS ☐
NOMINEES: William C. Bartholomay/ Peter C. Brown/ Joseph A. Califano, Jr./ Kenneth D. Cron/ Shari E. Redstone / Ira S. Sheinfeld / Robert J. Steele/ Robert N. Waxman
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and write that nominee’s name in the space provided below.)

*EXCEPTIONS:

2.	Approval of the Midway Games Inc. Employee Stock Purchase Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

To change your address, please mark this box: ☐

Date:

Share Owner sign here

Co-Owner sign here